Exhibit 10.13


THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR ARE OFFERED, SOLD, OR TRANSFERRED IN COMPLIANCE WITH AN EXEMPTION THEREFROM.

                              CONVERTIBLE DEBENTURE

$250,000.00                                                      April ___, 2004

         FOR VALUE RECEIVED, VIRAL GENETICS, INC., a Delaware corporation (the "Company"), promises to pay to the order of TOM LITTLE (the "Holder"), at 260 East Chestnut Street, Chicago, Illinois, 60611, or such other place as the Holder may designate from time to time by notice to the Company, in coin or currency of the United States of America that at the time of payment is legal tender for the payment of public and private debts, the principal sum of Two Hundred and Fifty Thousand and No/100's Dollars ($250,000.00).

         1. Maturity, Interest Rate. All principal shall be due and payable on the earlier of (i) December 31, 2004, or (ii) any Event of Default (as defined below). This Debenture shall not bear interest.

         2. Waiver of Demand. Protest, etc. The Company expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         3. Prepayment. The Company may, at its election, prepay this Debenture in whole or in part at any time after written notice from the Company to the Lender given not less than 30 days nor more than 60 days prior to the date of prepayment stated in the notice. From and after notice of prepayment is given to Holder under this Section 3 the holder may exercise the exchange rights provided for in Section 5, below.

         4. Default. On the occurrence of any one or more of the events hereinafter enumerated (an "Event of Default") the entire unpaid balance of the principal shall become immediately due and payable:

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         (a) Default in the payment when due of any installment of principal on this Debenture, whether as scheduled herein, at maturity, by acceleration, or otherwise;

         (b) The Company shall default in the performance of any term or covenant of this Debenture (other than a payment default contemplated by subsection 4(a)), and such default remains uncured 30 days following written notice thereof given by the Holder to the Company.

         (c) The Company shall (i) file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization; (ii) file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof; (iii) make an assignment for the benefit of creditors; (iv) apply for or consent to the appointment of any receiver or trustee for the Company; or (v) make an assignment to an agent authorized to liquidate any substantial part of the Company's business; or

         (d) An order shall be entered pursuant to any act of Congress relating to bankruptcy or any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of Company or an order of any court shall be entered appointing any receiver or trustee of or for Company or of or for all or any substantial portion of its property, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed or any writ, warrant of attachment, or similar process is not released or bonded within sixty (60) days after its levy or entry.

         5. Exchange for Stock.

         (a) All or any part of the outstanding principal on this Debenture shall be convertible, at the option of the Holder, at any time after notice of prepayment is given under Section 3 and at any time after December 31, 2004 into the number of fully paid and non-assessable shares of Common Stock which results from dividing the "Conversion Price" in effect at the time of exchange into the principal so to be converted. The Conversion Price shall be (as the same may be adjusted under subsection 5(c)) the greater of $0.18 or 70 percent of the fair market value per share of the Company's Common Stock as of the trading day immediately preceding the day notice of exchange is given by Holder to the Company. For purposes of this provision, the fair market value per share of the Company's Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the mean between the highest "bid" and lowest "offered" quotations of a share of Common Stock on such date (or if none, on the most recent date on which there were bid and offered quotations of a share of Common Stock), as reported by the Nasdaq National Market or any successor system.

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                  (ii) If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the securities exchange, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock is not listed on such date on any national securities exchange nor included in the Nasdaq National Market, but is traded in the over-the-counter market, the highest "bid" quotation of a share of Common Stock on such date (or if none, on the most recent date on which there were bid quotations of a share of Common Stock), as reported on the Nasdaq Smallcap Market or the NASD OTC Bulletin Board, as applicable.

         (b) Before the Holder shall be entitled to exchange this Debenture for shares of Common Stock, such Holder shall surrender this Debenture, accompanied by a proper assignment thereof to the Company or in blank, at the office of the Company, and shall give written notice to the Company at its principal corporate office, of the election to convert the same (or a specified portion hereof) and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder or to the nominee or nominees of the Holder, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid, together with cash in respect of any fraction of a share of Common Stock issuable upon exchange, and, if applicable, a new Debenture representing the amount of principal not so exchanged. Such exchange shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Debenture and the person or persons entitled to receive the shares of Common Stock issuable upon such exchange shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

         (c) The Conversion Price shall be subject to adjustment from time to time as set forth below.

                  (i) In the event the Company should at any time or from time to time after the date of this Debenture fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend

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distribution, split or subdivision if no record date is fixed), the Conversion
Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exchange of this Debenture shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                  (ii) If the number of shares of Common Stock outstanding at time after the date of this Debenture is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on exchange of this Debenture shall be decreased in proportion to such decrease in outstanding shares.

         (d) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere in this Section 5), provision shall be made so that the Holder shall thereafter be entitled to receive upon exchange of this Debenture the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon exchange would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the Holder after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon exchange of the Debenture) shall be applicable after that event as nearly equivalently as may be practicable.

         (e) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the exchange of a Debenture. Instead of any fractional shares of Common Stock that would otherwise be issuable upon exchange of a Debenture, the Company shall pay to the Holder a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Conversion Price then in effect. The determination as to whether or not any fractional shares are issuable shall be based upon the total principal amount of Debentures being converted at any one time by any holder thereof, not upon each Debenture being converted.

         (f) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to the Holder at least twenty
(20) days prior to the date specified thereto, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         (g) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exchange of this Debenture such number of shares of Common Stock as shall from time

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to time be sufficient to effect the exchange of all of the outstanding principal amount of this Debenture and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exchange of this Debenture, in addition to such other remedies as shall be available to the Holder, the Company will take such corporate action as shall be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

         6. Representations and Warranties of the Company. The Company represents and warrants that:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. No proceedings to dissolve the Company are pending or threatened.

         (b) The Company has the power and authority to execute, deliver and perform this Debenture.

         (c) The execution, delivery, and performance by the Company of this
Debenture: has been duly authorized by all requisite corporate action of the Company required for the lawful execution, delivery, reaffirmation and performance hereof; does not, to the Company's knowledge, violate any provisions of applicable law, rule or regulation; does not violate any judgment, writ, order, determination, decree or arbitral award of any governmental authority or arbitral authority binding on the Company or its properties; does not violate the certificate of incorporation or bylaws of the Company; does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which the Company is a party, or by which the properties or assets of the Company are bound and such conflict, breach or event of default could reasonably be expected to result in a material adverse effect on the business, properties or financial condition of the Company; and, does not and will not result in the creation or imposition of any lien upon any of the properties or assets of the Company.

         (d) This Debenture is and shall be the legal, valid and binding obligation or agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

         (e) The Company has delivered to the Holder a copy of the Company's annual report on Form 10-KSB for the year ended December 31, 2002, and quarterly report on Form 10-QSB for the quarters ended March 31, 2003 and June 30, 2003 (collectively the "Reports") and neither this Debenture nor any of the Reports contains any

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misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

         7. Governing Law. THE COMPANY AND THE HOLDER AGREE THAT THIS DEBENTURE AND THE LEGAL RELATIONS BETWEEN THE COMPANY AND HOLDER, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED, APPLIED, AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE LAW OF ANOTHER JURISDICTION.

         8. Attorney's Fees. If this Debenture is placed with an attorney for collection, suit be instituted for collection, or any other remedy permitted by law is pursued by the Holder hereof because of any event of default in the terms and conditions herein, then in such event, the Company agrees to pay reasonable attorney's fees, costs, and other expenses incurred by the Holder hereof in so doing and in enforcing or collecting any judgment rendered therein.

         9. Status of Debenture. This Debenture is a general unsecured obligation of the Company, and by the acceptance hereof the Holder covenants and agrees that payment of principal or interest on this Debenture is subordinate to the payment of all indebtedness of the Company now or hereafter owing to any secured creditor of the Company regardless of the adequacy of the collateral pledged or assigned by the Company to any such secured creditor.

         10. Any notice or other communication given pursuant to or in connection with this Debenture shall be conclusively deemed to have been received by the Company or the Holder, as the case may be, and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt there for), (ii) on the date of delivery to such telefacsimile number for such party, and the receipt of such message is verified by the sender's telefacsimile machine, or (iii) on the third business day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

         (a) if to Company:                Viral Genetics, Inc.
                                           905 Mission Street
                                           South Pasadena, California 91030
                                           Attention: Haig Keledjian, President
                                           Telephone:  (323) 682-2171
                                           Telefacsimile: (323) 799-2265

         (b) if to the Holder:             Tom Little
                                           260 East Chestnut Street
                                           Chicago, Illinois, 60611

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                                           Telephone:  ________________
                                           Telefacsimile:______________

         MADE the day and year first above written.

                                           VIRAL GENETICS, INC.



                                           By: __________________________
                                           Name: Haig Keledjian
                                           Title: President

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                                   Tom Little
                              260 East Chestnut St.
                                Chicago, IL 60611
--------------------------------------------------------------------------------
                                EXTENSION LETTER


Effective as of December 30, 2003

Viral Genetics, Inc.
905 Mission Street
South Pasadena, CA  91030
ATTN: Haig Keledjian

               RE: Convertible Debenture dated September 30, 2003

Dear Sir:

This letter shall serve as my consent to the extension of the maturity date of the above-captioned Convertible Debenture (the "Debenture") until July 31, 2004.

I acknowledge that no Event of Default has occurred to the date of this Extension Letter and that this extension does not in any way constitute a notice of an Event of Default.

All other terms and conditions of the Debenture shall remain in full force and effect.

Please indicate your acknowledgment and acceptance of the foregoing effective the 30th day of December, 2003, by signing below



TOM LITTLE                                             VIRAL GENETICS, INC.


____________________________                           _________________________
                                                       Haig Keledjian, President

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